                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 1, 2005

                              CELANESE CORPORATION
                             ----------------------
             (Exact Name of Registrant as specified in its charter)

          DELAWARE                      001-32410                 98-0420726
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(State or other jurisdiction        (Commission File            (IRS Employer
     of incorporation)                    Number)            Identification No.)

                 1601 WEST LBJ FREEWAY, DALLAS, TEXAS 75234-6034
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (972) 901-4500
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                                 NOT APPLICABLE
                               ------------------
         (Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

         Effective April 1, 2005, Celanese Corporation (the "Company") has hired
Mr. David A. Loeser as its Senior Vice President, Human Resources and
Communications. Mr. Loeser's employment will be governed by the terms of an offer letter agreement (the "Letter Agreement") accepted by Mr. Loeser on March
8, 2005 and effective on April 1, 2005. Pursuant to the terms of the Letter
Agreement, Mr. Loeser is entitled to receive a base salary of $300,000 per year.
He is eligible to receive an annual target bonus equal to 70% of his base salary, with a payout range of 0% - 200% of that target and a minimum bonus payout of $210,000. The determination of bonus payments will be based upon achievements of Company financial targets and personal performance.

         In addition, Mr. Loeser has been granted (i) 181,000 non-qualified stock options at fair market value on the date of grant, 40% of which are subject to time-based vesting and 60% of which are subject to accelerated vesting over a 5-year period based on attainment of certain Company financial measures, and (ii) $971,000 under the Company's deferred compensation plan (with vesting provisions aligned with the stock option grant) to be paid in cash subject to our majority shareholder, affiliates of The Blackstone Group, disposing of at least 90% of their equity stake in the Company. The Company paid to Mr. Loeser $145,000 of the $971,000 grant on April 1, 2005, to assist in Mr.
Loeser's required purchase of the Company's shares of Series A common stock, as described below. The stock option and deferred compensation grants are contingent upon Mr. Loeser's purchase of either (i) 26,500 shares of the
Company's Series A common stock at a price of $7.20 per share or (ii) 9,400 shares of the Company's Series A common stock at a price of $16.00 per share.
Such purchase of Celanese stock will be subject to trading restrictions for approximately 2.5 years. Further, Mr. Loeser is eligible to participate in the
Company's employee benefit plans made available to other senior executives of the Company, including without limitation, medical, dental, life insurance, pension and 401(k) plans.

         As a condition to Mr. Loeser's employment, he has also entered into a confidentiality, non-competition and non-solicitation agreement for the benefit of the Company (the "Confidentiality Agreement").

         In the event that the Company terminates Mr. Loeser without cause or
Mr. Loeser resigns for good reason following a change in control, the Company will continue to pay to Mr. Loeser as severance, subject to his continued
compliance with the Confidentiality Agreement, his base salary plus target bonus and welfare benefits for one year following such termination. In addition, in the event of such termination, the Company will make available to Mr. Loeser retiree medical coverage on a contributory basis until he reaches the age of 65.

         The foregoing description is qualified in its entirety by reference to the Letter Agreement to be attached as an exhibit to the Company's quarterly report on Form 10-Q, which the Company intends to file on or before May 16,
2005.

Item 8.01         Other Events.

         On April 5, 2005, the Company issued a press release announcing that the Company had declared on April 5, 2005, a special cash dividend of $0.283 per share on its 4.25% convertible perpetual preferred stock payable on May 2, 2005.
The dividend is for the period January 26, 2005 to April 30, 2005 to holders of record as of April 15, 2005. The dividends were declared in accordance with the company's previous disclosure in its registration statement on Form S-1 filed with the Securities and Exchange Commission in connection with the company's IPO on January 21, 2005. A copy of the press release is attached to this Current
Report on Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 8.01.

Item 9.01.        Financial Statements and Exhibits.

         (c) Exhibits

         Exhibit Number            Description
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         99.1                      Press Release dated April 5, 2005

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CELANESE CORPORATION

                                       By:   /s/ Corliss J. Nelson
                                          --------------------------------------
                                          Name:    Corliss J. Nelson
                                          Title:   Executive Vice President and
                                                   Chief Financial Officer

Date: April 7, 2005

                                  EXHIBIT INDEX

                Exhibit Number         Description
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                     99.1              Press Release dated April 5, 2005